PRICING SUPPLEMENT NO. 30                                         Rule 424(b)(3)
DATED: December 16, 1998                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:  $25,000,000  Floating Rate Notes [x]  Book Entry Notes [x]
Original Issue Date:            Fixed Rate Notes [_]     Certificated Notes [_]
December 17, 1998

Maturity Date:                  CUSIP#: 073928 GB 3
December 17, 1999
Option to Extend Maturity:      No  [x]
                                Yes [_]   Final Maturity Date:


                                                 Optional          Optional
                         Redemption              Repayment         Repayment
Redeemable On            Price(s)                Date(s)           Price(s)
N/A                      N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[x]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Daily

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[_]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate

Initial Interest Rate: ***


 Index Maturity:  N/A

 Spread (plus or minus): +0.45%

--------------------------------------------

*     3/17/99, 6/17/99 and 9/17/99.

**    3/17/99, 6/17/99, 9/17/99 and 12/17/99.

***   The Federal Funds Rate on December 17, 1998 plus 45 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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